Exhibit 10.1

SIXTH AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

WHEREAS, Nabors Industries Ltd. and Nabors Industries, Inc. (collectively, “the Company”) and Anthony G. Petrello (“Executive”), entered into an Executive Employment Agreement (the “Agreement”) effective as of January 1, 2013, and amended effective as of January 1, 2015 (the “First Amendment”), July 1, 2015 (the “Second Amendment”), January 1, 2016 (the “Third Amendment”), July 1, 2016 (the “Fourth Amendment”) and October 15, 2018 (the “Fifth Amendment”); and

WHEREAS, the Executive and the Company desire to enter into this amendment (this “Amendment”);

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, the Company and Executive agree to amend the Agreement as follows:

1.              Section 3.1(a) of the Agreement is amended by adding after the first sentence: “However, on an interim basis commencing as of the beginning of the first pay period in fiscal year 2019 and ending at the end of the last pay period in fiscal year 2019, the amount of base salary due and payable for purposes of biweekly payroll administration only shall be based on an annual salary of One Million Five Hundred Seventy-Five Thousand Dollars ($1,575,000).  For all other purposes under this Agreement, the term “Base Salary” or “base salary” shall be construed in accordance with the first sentence of this Section 3.1(a) as if the preceding sentence’s modification had not occurred.”

2.              Section 3.1(d)(vi) of the Agreement is amended by adding the following sentence as the final sentence: “Notwithstanding the foregoing, if the Total Shareholder Return for a Performance Cycle is negative, then the number TSR Shares that may become Earned Shares with respect to such Performance Cycle shall not exceed the number of TSR Shares that would become Earned Shares if the performance goal(s) with respect to relative Total Shareholder Return set forth in the applicable award agreement had been achieved at Target Performance.”

3.              Section 3.1(i) of the Agreement is amended by deleting the following words from the second sentence “vested as if the performance goal(s) with respect to relative Total Shareholder Return set forth in the applicable award agreement were achieved at Target Performance” and replacing such words with “fully vested as if the performance goal(s) with respect to relative Total Shareholder Return set forth in the applicable award agreement were achieved at maximum levels.”

4.              As amended by paragraphs 1, 2 and 3 above, the Agreement remains in full force and effect.  This Amendment may be executed in two or more counterparts each of which shall be deemed an original but which taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on the 31st day of December, 2018.

COMPANY:

Nabors Industries Ltd.

By:	/s/Mark D. Andrews
Its Corporate Secretary

Nabors Industries, Inc.

By:	/s/Michael Rasmuson
Its Vice President and General Counsel

EXECUTIVE:

/s/Anthony G. Petrello
Anthony G. Petrello